EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Aeterna Zentaris Inc. of our report dated March 27, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2011, which appears in Aeterna Zentaris Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011.

Chartered professional accountants

Montreal, Quebec, Canada

June 8, 2012

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2800, Montréal, Quebec, Canada H3B 2G4

T: +1 514 205 5000, F: +1 514 876 1502

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.